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                                                                   EXHIBIT 10.36

                            UCAR CARBON COMPANY INC.

                            EQUALIZATION BENEFIT PLAN



                 (Amended and Restated as of January 1, 1997)



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                            EQUALIZATION BENEFIT PLAN


                                     GENERAL



            This is an excess benefit plan for participants in the Retirement Plan who receive a benefit from the Retirement Plan which is limited by Code
Section 415. This Plan has been established primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

            Specifically, the purpose of this Plan is to provide a retirement benefit, equal to the excess of :

              (1) the retirement benefit which would be provided by the Retirement Plan determined without regard to Code Section 415,

            OVER

               (2) the retirement benefit actually provided by the Retirement Plan. This Plan is completely separate from the Retirement Plan, the Enhanced Retirement Income Plan and the Supplemental Retirement Income Plan, is unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended and is not qualified for special tax treatment under the Code.


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                                    ARTICLE I

                                   ELIGIBILITY

            SECTION 1. A Participant, or survivor of a Participant who has not declined the coverage of a survivor's benefit under the Retirement Plan shall be eligible to participate in this Plan if such Participant receives a retirement benefit from the Retirement Plan which is limited by Code Section 415.




                                   ARTICLE II

                                 ADMINISTRATION

            SECTION 1. (a) The Compensation Committee shall have the authority to administer this Plan. The Compensation Committee may adopt such rules as it may deem necessary for the proper administration of this Plan and its decision in all matters involving the interpretation and application of the Plan shall be final, conclusive, and binding on all parties.

            (b) The Compensation Committee may, in its sole discretion, designate any persons(s) or committee to administer this Plan. To the extent provided by the Compensation Committee, such person(s) or committee designated to administer this Plan shall have the same powers and responsibilities as the Compensation Committee.


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                                   ARTICLE III

                                AMOUNT OF BENEFIT

            SECTION 1. (a) The monthly amount of Equalization Retirement Income payable to a Participant shall be the excess, if any, of:

                  (i) the Participant's monthly retirement benefit, computed by using the applicable benefit formula provided in Article V of the Retirement Plan and determined without regard to the limitations of Code Sections 415, OVER

                  (ii) the monthly amount of such Participant's or surviving spouse's retirement benefit payable under the Retirement Plan.

            (b) Any benefits either payable under, or which have been satisfied through, the purchase of non-qualified annuities in connection with this Plan shall be deducted from the amounts payable pursuant to subparagraph (a) above.

            SECTION 2. For purposes of calculating the amount of a Participant's Equalization Retirement Income pursuant to Section 1 of this Article III, the amount of a Participant's monthly retirement benefit under the Retirement Plan shall be determined without any adjustment on account of (i) a survivor's benefit or (ii) an election to receive level retirement income.

            SECTION 3. If a Participant does not decline the coverage of a survivor's benefit, the monthly amount of Equalization Retirement Income which such Participant would otherwise have received shall be reduced by applying the same factors used in the Retirement Plan in connection with calculating a survivor's benefit.

            SECTION 4. The monthly amount of Equalization Retirement Income payable to the survivor of a Participant shall be calculated in the same manner that such survivor's benefit is calculated under the Retirement Plan.


                                   ARTICLE IV

                                     VESTING

            SECTION 1. A Participant shall be vested in such Participant's right to receive Equalization Retirement Income under this Plan in the same manner and to the same extent as provided under the Retirement Plan .


                                    ARTICLE V

                                    PAYMENTS

            SECTION 1. Equalization Retirement Income shall be paid monthly to a Participant or such Participant's survivor commencing with the month that such Participant or survivor commences benefits under the Retirement Plan, and shall cease or be suspended at the same time the Participant or survivor ceases or suspends benefits under the Retirement Plan. However, Equalization Retirement Income shall in no event be payable after the death of a Participant who has declined the coverage of a survivor's benefit.

             SECTION 2. Unless otherwise elected, Equalization Retirement Income payable under this Plan shall include the coverage of a survivor's benefit. A survivor's benefit payable from this Plan shall be paid to that person designated to receive a survivor's benefit under the Retirement Plan.

            SECTION 3. Equalization Retirement Income shall be distributed to the Participant in the same form, and with the same actuarial adjustments, as such Participant's distributions from the Retirement Plan.

            SECTION  4.  Notwithstanding  the  provisions  of  Section 1 of this
Article V, Participants may elect at any time immediately  preceding  retirement
(i) a lump sum during the calendar year following the year such election is made, or (ii) substantially equal installments over a period of at least 2 but not more than 10 years commencing as of the January 1 of the calendar year following such election. If a Participant elects a lump sum or a series of payments over a period from 2 to 10 years, this election is irrevocable. This election shall be the same as that made pursuant to the Enhanced Retirement Income Plan and the Supplemental Retirement Income Plan.

            If a Participant elects a monthly annuity as in the Retirement Plan, he or she may again elect a lump sum or series of payments over a period of from 2 to 10 years when the calculation of the lump sum benefit changes. The calculation of the benefit may change (i) because of profit sharing or awards paid in the year following the last year worked or (ii) because the interest rate used to calculate the lump sum is not available until the November after the monthly annuity benefit is recalculated.

            The lump sum payment or installment payments described above shall be calculated using (A) a discount rate equal to the average of the Moody's Municipal 10 year Aaa Bond Yield Averages and the Moody's Municipal Long Term Aaa Bond Yield Averages, and (B) the UP-94G Mortality Table. The Compensation Committee or its designee shall determine the procedures for such elections and the time and method of payment for payments in accordance with this Section 4. For Participants who make the election described in this Section 4, the provisions of Sections 1, 2 and 3 of this Article V shall not apply.

                                   ARTICLE VI

                                  MISCELLANEOUS

            SECTION 1. Unless otherwise defined in this Plan, all defined terms shall have the same meaning as set forth in the Retirement Plan.

                  (a)  "Code"  means  the  Internal  Revenue  Code of  1986,  as amended.
                  (b)  "Compensation   Committee"  means  the  Organization  and
Compensation Committee of the Board of Directors of the Corporation.

                  (c) "Corporation" means UCAR Carbon Company Inc.

                  (d) "Enhanced Retirement Income Plan" means the UCAR Carbon Company Inc. Enhanced Retirement Income Plan.

                  (e) "Equalization Retirement Income" means the benefit payable to a Participant pursuant to Article III of this Plan.

                  (f) "Participant" means an employee of the Corporation who is eligible to participate in the Plan pursuant to Article I.

                  (g) "Plan" means this UCAR Carbon Company Inc. Equalization Benefit Plan, as amended and restated as of January 1, 1997.

                  (h) "Retirement Plan" as used in this Plan means the UCAR Carbon Retirement Plan.

                  (i) "Supplemental Retirement Income Plan" means the UCAR Carbon Company Inc. Supplemental Retirement Income Plan.

            SECTION 2. The Corporation may amend or terminate this Plan at any time, but any such amendment or termination shall not adversely affect the rights of any Participant or survivor of any Participant then receiving benefits under this Plan, or the vested rights of any Participant or survivor.

            SECTION 3. Except to the extent required by law, no assignment of the rights and interests of a Participant or survivor of a Participant under this Plan shall be permitted nor shall such rights be subject to attachment or other legal processes for debts.

            SECTION 4. This Plan is intended to be unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended and the rights of a Participant and survivor of a Participant shall be no greater than the right of an unsecured general creditor of the Corporation.

            SECTION 5. For purposes of this Plan, a Participant will be considered retired on the first day of the month following the last month in which such Participant is employed.

            SECTION 6. The Corporation may satisfy all or any part of its obligation to provide benefits under this Plan by purchasing, and distributing to a Participant or survivor of a Participant, an annuity from an insurance carrier to provide such benefits.

            SECTION 7. Neither selection as a Participant nor participation in this Plan shall affect the Corporation's right to discharge any Participant.


                                          UCAR CARBON COMPANY INC.




                                          By:  /s/ Fred C. Wolf
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